UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2025

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE,INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 463-4527
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On August 8, 2025, Inotiv, Inc. (the “Company”) became aware of a cybersecurity incident affecting certain of its systems and data. The Company’s preliminary investigation determined that a threat actor gained unauthorized access to, and encrypted certain of, the Company’s systems. Upon identifying encrypted systems, the Company took steps to contain, assess, and remediate the cybersecurity incident, including initiating an investigation, engaging external cybersecurity specialists, and restricting access to certain of its systems. The Company has also notified law enforcement.

The cybersecurity incident has caused, and is expected to continue to cause, disruptions to certain business operations of the Company. The incident has temporarily impacted the availability of and access to certain of the Company’s networks and systems, including access to portions of internal data storage and certain internal business applications. The Company is currently working to bring the impacted portions of its systems back online. In addition, and at the same time, the Company initiated its business continuity strategy and has transitioned certain operations to offline alternatives with the aim of reducing disruption to its business. While the Company is working diligently to restore affected functions and systems access, the timeline for a full restoration is not yet known.

The Company’s investigation of the cybersecurity incident is ongoing, and the full scope, nature and impacts, including operational and financial impacts, of the incident are not yet known. Accordingly, the Company has not yet determined whether the incident is reasonably likely to have a material impact on the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the Company's assessment of the cybersecurity incident, ongoing or potential impacts, and efforts of the Company related to the incident. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: any impairment of the integrity of the Company’s systems or data; delays or difficulties in restoring the Company’s systems and data; the Company’s continued ability to use alternatives to its systems, to the extent needed; the Company’s ability to process information it collected while using alternatives to its systems and the integrity of that information; the adequacy of processes during the period of disruption of the Company’s systems; the results of the Company analysis of the scope and details of the data that the threat actor accessed; release by the threat actor of any of the Company’s data, including third party data held by the Company, or the use of any such data for any fraudulent purposes; potential adverse impact of the incident on the Company's results of operations, including revenue, operating income and cash flows from operations, and on its financial condition, including liquidity; diversion of management’s attention from operations of the Company to addressing the cybersecurity incident; potential litigation related to the cybersecurity incident; potential adverse effects on relationships with customers, suppliers and other third parties as a result of the cybersecurity incident; reputational risk related to the cybersecurity incident; regulatory scrutiny of the cybersecurity incident; and other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2024 (the “Form 10-K”), as updated or supplemented by subsequent reports that the Company has filed or will file with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date:	August 18, 2025	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Executive Vice President